Registration No. 33-
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                ----------------------------------


                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                 -------------------------------



                       FORD MOTOR COMPANY
     (Exact name of registrant as specified in its charter)

            Delaware                             38-0549190
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

           The American Road                     48121-1899
           Dearborn, Michigan                    (Zip Code)
(Address of principal executive offices)


   FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN FOR HOURLY EMPLOYEES
                         (Full title of the Plan)


                           J. M. RINTAMAKI, Esq.
                            Ford Motor Company
                              P. O. Box 1899
                            The American Road
                      Dearborn, Michigan  48121-1899
                             (313) 323-2260
                  (Name, address and telephone number,
               including area code, of agent for service)
                 -----------------------------------

                   CALCULATION OF REGISTRATION FEE

=======================================================================================
                                                       Proposed
                                        Proposed       maximum
                                        maximum        aggregate
Title of securities     Amount to be   offering price  offering           Amount of
to be registered        registered*     per share**     price**       registration fee
----------------------------------------------------------------------------------------
Common Stock, $1.00    2,000,000       $24.9375       $49,875,000         $17,198.28
 par value              shares
=======================================================================================

      *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by the Trustee under the Plan during 1995 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the market price of Common Stock of the Company on March 23, 1995 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                  FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                         PLAN FOR HOURLY EMPLOYEES
                          ______________________

         INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 are incorporated herein by reference.

                            ___________________


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     145. Indemnification of officers, directors, employees and agents; insurance -

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding,even though less than a quorum, or (2) if such there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



Item 8. Exhibits.

Exhibit 4.A    -   Ford Motor Company Tax-Efficient Savings Plan
                   for Hourly Employees.  Filed as Exhibit 4(C) to
                   Registration Statement No. 33-19036 and
                   incorporated herein by reference.

Exhibit 4.B    -   Copy of Trust Agreement dated as of January 1,
                   1985 between Ford Motor Company and Comerica
                   Bank (formerly Manufacturers National Bank of
                   Detroit), as Trustee.  Filed as Exhibit 4(D) to
                   Registration Statement No. 33-19036 and
                   incorporated herein by reference.

Exhibit 4.C    -   Copy of Group Annuity Contract effective January
                   1, 1992 between The Prudential Insurance Company of America and Comerica Bank (formerly
                   Manufacturers National Bank of Detroit), as
                   Trustee. Filed as Exhibit 4(K) to Registration
                   Statement No. 33-50194 and incorporated herein by reference.

Exhibit 4.D    -   Copy of Letter Agreement effective February 1,
                   1993 between Lehman Government Securities, Inc.
                   and Comerica Bank, as Trustee. Filed as Exhibit
                   4.J to Registration Statement No. 33-54275 and incorporated herein by reference.

Exhibit 4.E    -   Copy of Group Annuity Contract effective January
                   1, 1994 between The Prudential Insurance Company of America and Comerica Bank, as Trustee. Filed as Exhibit 4.K to Registration Statement No. 33
                   -54275 and incorporated herein by reference.

Exhibit 4.F    -   Copy of Group Annuity Contract effective January
                   1, 1995 between John Hancock Mutual Life
                   Insurance Company and Comerica Bank, as Trustee.
                   Filed with this Registration Statement.

Exhibit 5.A    -   Opinion of Thomas J. DeZure, an Assistant
                   Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B    -   Copy of Internal Revenue Service determination
                   letter that the Plan is qualified under Section
                   401 of the Internal Revenue Code. Filed with this Registration Statement.

Exhibit 23     -   Consent of Independent Certified Public
                   Accountants.  Filed with this Registration
                   Statement.

Exhibit 24.A   -   Powers of Attorney authorizing signature.  Filed
                   as Exhibit 24.1 to Registration Statement No.
                   33-56785 and incorporated herein by reference.

Exhibit 24.B   -   Certified resolutions of Board of Directors
                   authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration
                   Statement No. 33-56785 and incorporated herein by reference.

                            SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 27th day of March, 1995.

                          FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                          PLAN FOR HOURLY EMPLOYEES


                          By:/s/John B. Ferguson
                             John B. Ferguson, Chairman
                             Tax-Efficient Savings Plan Committee

     The Registrant. Pursuant to the requirements of the Securities Act of1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 27th day of March, 1995.


                           FORD MOTOR COMPANY

                           By:  Alex Trotman*
                              ---------------------
                               (Alex Trotman)
                                Chairman of the Board of Directors



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                         Title                     Date
                                 Director and Chairman of the
                                 Board of Directors, President
                                 and Chief Executive Officer
     Alex Trotman*               (principal executive officer)
    (Alex Trotman)



     Colby H. Chandler*                    Director
    (Colby H. Chandler)



    Michael D. Dingman*                    Director                     March 27, 1995
   (Michael D. Dingman)


                                      Director, Vice
                                      President-Ford
                                    and President and
                                  Chief Operating Officer,
     Edsel B. Ford II*            Ford Motor Credit Company
    (Edsel B. Ford II)



     William Clay Ford*                    Director
    (William Clay Ford)

         Signature                         Title                     Date



                                      Director and Chairman
   William Clay Ford, Jr.*           of the Finance Committee
  (William Clay Ford, Jr.)



    Roberto C. Goizueta*                  Director
   (Roberto C. Goizueta)



  Irvine O. Hockaday, Jr.*                Director
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis                   Director
    (Marie-Josee Kravis)



        Drew Lewis                        Director
       (Drew Lewis)



      Ellen R. Marram*                    Director                 March 27, 1995
     (Ellen R. Marram)



      Kenneth H. Olsen*                   Director
     (Kenneth H. Olsen)



      Carl E. Reichardt*                  Director
     (Carl E. Reichardt)


                                  Director and Vice Chairman
      Louis R. Ross*              and Chief Technical Officer
     (Louis R. Ross)



         Signature                         Title                     Date



  Clifton R. Wharton, Jr.*                Director
 (Clifton R. Wharton, Jr.)



                                     Group Vice President
                                  and Chief Financial Officer
      John M. Devine             (principal financial officer)
     (John M. Devine)                                               March 27, 1995




                                 Vice President--Controller
  Murray L. Reichenstein*      (principal accounting officer)
 (Murray L. Reichenstein)





*By: /s/K. S. Lamping
     (K. S. Lamping,
     Attorney-in-Fact)




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
                                 EXHIBIT INDEX

                                                                                 Sequential Page
                                                                                 at which Found
                                                                                 (or Incorporated
                                                                                  by Reference)
                                                                                 ----------------
Exhibit 4.A               Ford Motor Company Tax-Efficient Savings Plan for
                          Hourly Employees.  Filed as Exhibit 4(C) to
                          Registration Statement No. 33-19036 and incorporated
                          herein by reference.

Exhibit 4.B Copy of Trust Agreement dated as of January 1, 1985 between Ford Motor Company and Comerica Bank
                          (formerly Manufacturers National Bank of Detroit), as
                          Trustee.  Filed as Exhibit 4(D) to Registration
                          Statement No. 33-19036 and incorporated herein by reference.

Exhibit 4.C               Copy of Group Annuity Contract effective January 1,
                          1992 between The Prudential Insurance Company of
                          America and Comerica Bank (formerly Manufacturers
                          National Bank of Detroit), as Trustee.  Filed as
                          Exhibit 4(K) to Registration Statement No. 33-50194 and incorporated herein by reference.

Exhibit 4.D Copy of Letter Agreement effective February 1, 1993 between Lehman Government Securities, Inc. and
                          Comerica Bank, as Trustee.  Filed as Exhibit 4.J to
                          Registration Statement No. 33-54275 and incorporated herein by reference.

Exhibit 4.E               Copy of Group Annuity Contract effective January 1,
                          1994 between The Prudential Insurance Company of
                          America and Comerica Bank, as Trustee.  Filed as
                          Exhibit 4.K to Registration Statement No. 33-54275 and incorporated herein by reference.

Exhibit 4.F               Copy of Group Annuity Contract effective January 1,
                          1995 between John Hancock Mutual Life Insurance
                          Company and Comerica Bank, as Trustee. Filed with this Registration Statement.

Exhibit 5.A Opinion of Thomas J. DeZure, an Assistant Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration
                          Statement.

Exhibit 23                Consent of Independent Certified Public Accountants.
                          Filed with this Registration Statement.

Exhibit 24.A              Powers of Attorney authorizing signature.  Filed as
                          Exhibit 24.1 to Registration Statement No. 33-56785 and incorporated herein by reference.

Exhibit 24.B Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration
                          Statement No. 33-56785 and incorporated herein by reference.













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